Exhibit 4.24
English Translation of Chinese Original
Equity Transfer Agreement
By and between
China Petroleum Pipeline Bureau
And
PetroChina Kunlun Gas Company Limited
May 15, 2009

Equity Transfer Agreement
     This Equity Transfer Agreement (this “Agreement”) is entered into this 15th day of May, 2009 in Beijing by and between China Petroleum Pipeline Bureau (The “Transferor”), with its business license number being 130000100001893, registered address being at 87 Guangyang Street, Langfang City, Hebei Province and its legal representative being Zhao Yujian, and PetroChina Kunlun Gas Company Limited (The “Transferee”), with its business license number being 110000003132822, registered address being at Dugezhuang Village East, Renhe Area, Shunyi District, Beijing and its legal representative being Xiang Pingsheng.
     Whereas,
(i)	The Transferor is an enterprise the title of which is vested with the whole people and which was incorporated on April 16, 1973 and validly subsisting under the PRC laws;

(ii)	The Transferee is a company limited duly incorporated under the laws of the PRC on July 27, 2001; and

(iii)	The equity exchanges hereunder have been listed on the Equity Exchange Institution on April 2, 2009. During the period of listing, there was only one interested transferee, i.e. Kunlun Gas. The Transferor agrees to transfer, and The Transferee agrees to take delivery of, the Target Equity in the Target Company.
     In accordance with the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, and other applicable laws and regulations, the Transferor and the Transferee, after negotiations, hereby reach agreement as follows on the acquisition of the Target Equity (as defined hereunder) by the Transferee from the Transferor, for mutual observance:
Article 1 Definitions
1.1	For the purposes of this Agreement, unless the context otherwise specifies, terms in this Agreement shall have the meanings set forth below:

“Pipeline Bureau”	refers to China Petroleum Pipeline Bureau;

“Kunlun Gas”	refers to PetroChina Kunlun Gas Company Limited;

“Pipeline Investments Limited (Target Company)”	refers to China Petroleum Pipeline Urban Gas Investments Limited;

“Target Equity”	refers to all the targets contemplated to be transferred under Article 2 of this Agreement;

“The Transfer”	refers to the transfer of the Target Equity by the Transferor to the Transferee hereunder.

“Valuation Report”	refers to the valuation reports Zhong Qi Hua Ping Bao Zi (2009) No. 29 issued by China Enterprise Appraisal Co., Ltd. on the assets and liabilities in connection with the Target Equity as of the Valuation Date for the purpose of the Transfer contemplated hereunder;

“Open Tender Price”	refers to the open tender price as determined in the Valuation Report;

“Valuation Date”	refers to August 31, 2008;

“Equity Exchange Institution”	refers to the China Beijing Equity Exchange Institution;

“Completion”	refers to the transfer of the Target Equity in accordance with Article 5 hereof;

“Completion Date”	refers to the date as determined by the Parties through negotiations after all the conditions precedent specified in Article 4 hereof have been satisfied;

“PRC” or “China”	the People’s Republic of China and, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan are not included.
Article 2 Target Equity
     The Target Equity refers to 100% equity interest in Pipeline Investments Limited as held by the Transferor.
Article 3 Consideration for Transfer of Equity
     Based on the results of the open tender, the Transferor will transfer the subject of the Transfer to the Transferee hereunder at RMB 671,868,000.00 (“Open Tender Prices”), respectively.
Article 4 Conditions Precedent for Delivery of the Target Equity
The Completion of the Transfer hereunder shall be conducted on the Completion Date determined by the parties hereto after all the following conditions of Completion have been satisfied:

4.1	This Agreement has been duly signed by the legal representatives of the Transferor and the Transferee or their respective authorized representative;

4.2	All necessary consents or approvals in connection with this Agreement and the Target Equity have been obtained, including without limitation:
(a)	The Transferor has obtained approval from its internal competent authority on the Transfer of the Target Equity;

(b)	The Transferee has obtained approval from its internal competent authorities for its taking delivery of the Equity from the Transferor;

(c)	All necessary consents have obtained by the Transferors from the creditors and other relevant third parties in respect of the handover of the Target Equity;

(d)	The Valuation Report on which the Transfer consideration is based has been endorsed by the Transferor and the Transferee, and the filing procedures have been completed in respect of such valuation.
4.3	Open tender and/or bidding process in respect of the Transfer hereunder have been completed at the Equity Exchange Institution in accordance with the applicable laws and regulations.

4.4	As at the Completion Date, the Transferor’s representations, warranties and covenants contained herein shall remain true and accurate.
     The parties hereto shall do their utmost to cooperate with each other in a friendly manner with a view to the satisfaction of the all the conditions precedent set forth above as soon as practicable, and make all reasonable efforts to procure the completion of the acquisition contemplated hereunder on or before December 31, 2009.
Article 5 Delivery of the Target Equity
5.1	The Transferee shall pay the consideration to the Transfer in full and in Renminbi to the bank account designated by the Transfer in a lump sum.

5.2	The Transferor shall, on the Completion Date, deliver to the Transferee a contribution certification or a shareholders’ list issued by the Target Company, and cause and assist with Completion Date to complete the registration for the amendments to the registration of the Target Equity with the competent industrial and commercial authority.

5.3	The Transferor shall, on the Completion Date, deliver to the Transferee or the Target Company any and all materials regarding the Target Company in its possession, including without limitation, the assets list, financial statements or files in connection with the Target Company.

5.4	As from the Completion Date, the Transferee shall obtain the Target Equity and all the derivative interest arising therefrom in accordance with the applicable P.R.C. laws and regulations, and be entitled to and assume the corresponding rights and obligations specified in the applicable laws, regulations and the articles of association of the related companies.
Article 6 Representations, Warranties and Covenants of the Transferor
6.1	The Transferor is an enterprise the title of which is vested with the whole people and which was incorporated and validly subsisting under the PRC laws. The Transferor owns the Target Equity and has the right to transfer the Target Equity in accordance with this Agreement.

6.2	The Transferor guarantees that it has not established, directly or indirectly, any pledge, third party interest or other restrictions upon the Target Equity.

6.3	The execution and performance of this Agreement by the Transferor do not violate any contracts or agreements which are legally binding upon it.

6.4	The execution and performance of this Agreement by the Transferor do not violate any applicable laws or regulations, or the Transferor’s articles of association or other constitutional documents.

6.5	The Transferor undertakes to actively cooperate actively, and procure its Affiliated Entities to cooperate with the Transferee to complete any and all legal or administrative procedures in connection with the Transfer hereunder, including without limitation, amendments to the registration with the competent industrial and commercial authorities and amendments.

6.6	The Transferor hereby makes the following representations, warranties and covenants in connection with the Target Company as set out in Article 2.1 hereof:
          (a) The Target Company are incorporated and validly subsisting under the PRC laws and has independent corporate capacity;
          (b) The Target Company are not in violation of any prevailing PRC laws, regulations and regulatory documents, and have not received any decision on administrative penalties or judgment or ruling from any court or arbitral body, which may have material effect on its production and operation;
          (c) The Target Company are not exposed to any current or potential material litigations, claims, arbitration, administrative proceedings or other legal proceedings and do not have any contingent liabilities in any other form. The Target Company have paid in full all the taxes due on or prior to the execution of this Agreement, and guarantees to pay in full all the taxes due as from the execution of this Agreement to the Completion of the transaction hereunder;

          (d) All the financial and operating information in connection with the execution of this Agreement furnished by the Transferor and the Target Company are true, accurate and complete;
          (e) The Transferor has paid the contribution it subscribed for in connection with the Target Company.
Article 7 Representations, Warranties and Covenants of the Transferee
7.1	The Transferee is a company limited by shares duly organized, validly existing and in good standing under the laws of the PRC.

7.2	The execution and performance of this Agreement by the Transferee do not violate any contracts or agreements which are legally binding upon the Transferee.

7.3	The execution and performance of this Agreement by the Transferee do not violate any applicable laws or regulations, or the Transferee’s articles of association or other constitutional documents.
Article 8 Taxation
     The taxation fees (including the expenses incurred in connection with the related equity exchanges) covered in the Transfer of Equity shall be respectively assumed by the parties hereto in accordance with the applicable laws and regulations.
Article 9 Event of Default
9.1	After this Agreement takes effect, if either party hereto fails to fulfill the other obligations hereunder in accordance with the provisions hereunder, or any of its representations or warranties is proved to be false, such party shall be deemed to be in default. The defaulting party shall keep the non-defaulting party indemnified for any and all losses the latter suffered as a result of the above defaults.

9.2	After this Agreement takes effect, if the Transferor fails to transfer the Target Equity in accordance with the provisions hereunder, the Transferee shall have the right to cancel this Agreement. In addition, the Transferor shall be liable for keeping the Transferee indemnified for the expenses actually incurred and the losses suffered by the Transferee as a result of the above failure of Transfer, including without limitation, any and all related expenses incurred in connection with the Transferee’s taking delivery of the Target Equity.

Article 10 Confidentiality
     Both parties hereto shall treat any and all details regarding this Agreement and the agreed Equity Transfer, the relationship between the parties hereto and the documents provided as confidential information (the “Confidential Information”). Without the prior written consent of the other party, neither party hereto shall disclose the Confidential Information to any third party other than the signatories hereof; provided however that, the disclosure as required by the related intermediaries, regulatory bodies and under the listing requirements of the place of listing where the Transferee is domiciled for the purpose of this Agreement shall not be subject to such restrictions. This article of Confidentiality shall remain in effect even if this Agreement has been completely performed or terminated for any other reasons.
Article 11 Effectiveness, Amendments, Dissolution, Termination and Transfer of This Agreement
     11.1 Effectiveness
     This Agreement shall come into effect upon the execution by the authorized representatives of the parties hereto on the date set forth at the beginning of this Agreement, and the receipt by the parties hereto of any and all necessary internal authorizations and approvals for the execution and performance hereof.
     11.2 Amendments and Dissolution
     After its execution, neither party hereto shall amend or dissolve this Agreement at its own discretion without the written consent of the other party.
     11.3 Termination
     Upon occurrence of any of the following events, this Agreement shall be terminated prior to Completion, and the Transferee shall have the right to terminate this Agreement unilaterally without assuming any liabilities of default:
          (a) The parties hereto agree to terminate this Agreement after conducting consultations;
          (b) The Transferee found any issue which has adverse effect upon the Target Equity or the Transferee itself;
          (c) Omission, misleading, incompleteness or inaccuracy is found in the representations, warranties and undertakings of the Transferor.
     11.4 Transfer
     Without the written consent of the other party, neither party hereto shall transfer any of its rights and/or obligations hereunder to any third parties.

Article 12 Force Majeure
     If a party has been prevented from performing all or part of its obligations provided in this Agreement because of an event of Force Majeure, including earthquake, typhoon, flood, fire, war and any governmental interference, or change of circumstances, it shall immediately notify the other Party in writing, and shall provide details of the event of Force Majeure or change of circumstances, as well as valid evidence supporting its inability to perform all or part of its obligations hereunder or the reasons for the delayed performance, within seven (7) days following the occurrence of such an event. The parties shall negotiate to terminate this Agreement, partially release or delay the performance of the affected obligations, according to the influence of such an event on the performance of this Agreement.
Article 13 Notices
     13.1 Notices required to be given by any party hereto in accordance with this Agreement shall be in a written form and sent by express delivery, facsimile, electronic mail or telegraph. Any such notice shall be sent to the other party in accordance with its address, and shall contain sufficient statements and/or details indicating the major issues in connection with this Agreement.
     The contact information of the parties hereto is as follows:
     The Transferor:
China Petroleum Pipeline Bureau
Address: 87 Guangyang Street, Langfang City, Hebei Province
Contact:
Tel:
     The Transferee:
PetroChina Kunlun Gas Company Limited
Address:
Contact:
Tel:
     13.2 Notices given by way of facsimile, electronic mail or telegraph shall be deemed effectively given on the date of dispatch; unless the other party furnishes proof to the contrary evidencing that it has not received any such notice as a matter of fact.
     13.3 Notices given by way of registered mails shall be deemed effectively given three (3) business days following the dispatch; unless the other party furnishes the proof to the contrary evidencing that it has not received any such notice as a matter of fact.

     13.4 If there are changes in the contact information of either party hereto, it shall give the other party a written notice three (3) days in advance.
Article 14 Governing Law and Dispute Resolution
14.1	The execution, effectiveness, performance, interpretation and implementation as well as any and all issues in connection with this Agreement shall be governed by the laws of the PRC.

14.2	Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the parties.
Article 15 Additional Provisions
15.1	Maintenance of Normal Operation and Management
As from the execution of this Agreement to the Completion Date, the parties hereto agree to maintenance the normal operation and management of the Target Equity. The Transferor guarantees that the Target Company will not make any substantial adjustments to or dispose its own personnel issues and Equity, nor will it make any adjustments to or dispose the target non-equity Equity or the related personnel issues in violation of the purpose of this Agreement. In the event of any material changes beyond the normal operational activities, the Transferor shall forthwith notify the Transferee in writing of such changes.
15.2	Decision-making and Handover of Operation and Management
Following the Completion Date, the Transferee shall have the right to recommend candidates of members of the board of directors and the supervisors’ committee, and to participate in decision-making, operation and management of the Target Company. The Transferor shall do its utmost to provide any and all assistance and handover the relevant materials and documents in its possession.
15.3	Disposal Plan regarding the Creditor’s rights and Debts.
Following the Completion of Transfer hereunder, the creditor’s rights, debts and contingent liabilities of the Target Company shall continue to be assumed by such Target Company.
This Agreement shall be executed in fourteen (14) copies, each of which shall have the same legal effect. Each party hereto is to hold four (4) copies and the other copies shall be submitted to the Equity Exchange Institution or the competent authorities for approval or filing purposes.

Signature page of the Equity Transfer Agreement by and between China Petroleum Pipeline Bureau and PetroChina Kunlun Gas Company Limited
The Transferor
China Petroleum Pipeline Bureau (company seal)
Signed by Legal Representatives or Authorized Representative:
The Transferee:
PetroChina Kunlun Gas Company Limited (company seal)
Signed by Legal Representatives or Authorized Representative:

English Translation of Chinese Original
Supplementation
To
The Equity Transfer Agreement
By and between
China Petroleum Pipeline Bureau
And
PetroChina Kunlun Gas Company Limited
May 15, 2009

Supplementation to
The Equity Transfer Agreement
     This Supplementation to the Equity Transfer Agreement (this “Supplementation Agreement”) is entered into this 15th day of May, 2009 in Beijing by and between China Petroleum Pipeline Bureau (The “Transferor”), with its business license number being 130000100001893, registered address being at 87 Guangyang Street, Langfang City, Hebei Province and its legal representative being Zhao Yujian, and PetroChina Kunlun Gas Company Limited (The “Transferee”), with its business license number being 110000003132822, registered address being at Dugezhuang Village East, Renhe Area, Shunyi District, Beijing and its legal representative being Xiang Pingsheng.
     Whereas, the parties hereto have entered into an Equity Transfer Agreement by and between China Petroleum Pipeline Bureau and PetroChina Kunlun Gas Company Limited (the “Equity Transfer Agreement”) dated May 15, 2009, according to which the Transferor agrees to transfer to the Transferee the 100% equity interest in China Petroleum Pipeline Urban Gas Investments Limited (“Target Equity”).
     The Transferor and the Transferee, after friendly negotiations, hereby reach agreement as follows on making supplementations to the Equity Transfer Agreement:
Article 1
     According to the Equity Transfer Agreement, the Transferor will transfer the Target Equity to the Transferee at a consideration of RMB 671,868,000.00 (the “Open Tender Price”). The Open Tender Price was established on the basis of the Valuation Report issued by China Enterprise Appraisal Co., Ltd. on the assets and liabilities in connection with the Target Equity as of the Valuation Date (August 31, 2008) for the purpose of the Transfer contemplated hereunder. With respect to the assumption of the profits and losses following the Valuation Date, the parties hereto engaged Beijing Tianyuan Certified Auditors & Accountants Co., Ltd. to conduct a supplemented audit on the profits and losses of the Target Companies during the period from the Valuation Date to the Audit Reference Date (April 30, 2009). The parties hereto agreed and confirmed that the net profits and losses accrued from the Valuation Date to the Audit Reference Date corresponding to the Open Tender Prices shall be assumed by the Transferor.
     It was confirmed after the supplemented audit that, the difference between the audited net assets value as of the Audit Reference Date and that as of the Valuation Date was RMB 12,303,671.94.
     The total consideration which is to be paid for the acquisition of the Target Equity is RMB 684,171,671.94.
Article 2
     The Transferor agrees to pay the difference in the audited net assets value in a lump sum in full to the bank account designated by the Transferee on the Completion Date as agreed under the Equity Transfer Agreement.
Article 3
     In the event of any inconsistency between this Supplementation Agreement and the Equity Transfer Agreement, this Supplementation Agreement shall prevail. Other issues not agreed upon hereunder shall be governed by the Equity Transfer Agreement.
Article 4
     Any amendments and interpretation to this Agreement shall not take effect unless the parties hereto have reached a supplementation agreement in writing following their consultations with each other.
Article 5
     This Supplementation Agreement shall be executed in eight (8) copies, each of which shall have the same legal effect. Each party hereto is to hold four (4) copies.
Article 6
     This Supplementation Agreement shall take effect upon its execution by the authorized representatives of the parties hereto on the date first written above.

Signature page of the Supplementation to the Equity Transfer Agreement
The Transferor
China Petroleum Pipeline Bureau (company seal)
Signed by Legal Representatives or Authorized Representative:
The Transferee:
PetroChina Kunlun Gas Company Limited (company seal)
Signed by Legal Representatives or Authorized Representative:

English Translation of Chinese Original
Form of Equity Transfer Agreement
By and between
China Huayou Group Corporation
And
PetroChina Kunlun Gas Company Limited
May 15, 2009

Equity Transfer Agreement
     This Equity Transfer Agreement (this “Agreement”) is entered into this 15th day of May, 2009 in Beijing by and between China Huayou Group Corporation (The “Transferor”), with its business license number being 10000000000237, registered address being at 6 Liupukang Street, Xicheng District, Beijing and its legal representative being Wang Wencang, and PetroChina Kunlun Gas Company Limited (The “Transferee”), with its business license number being 110000003132822, registered address being at Dugezhuang Village East, Renhe Area, Shunyi District, Beijing and its legal representative being Xiang Pingsheng.
     Whereas,
(i)	The Transferor is an enterprise the title of which is vested with the whole people and which was incorporated on December 10, 1998 and validly subsisting under the PRC laws;

(ii)	The Transferee is a company limited duly incorporated under the laws of the PRC on July 27, 2001; and

(iii)	The equity exchanges hereunder have been listed on the Equity Exchange Institution on April 2, 2009. During the period of listing, there was only one interested transferee, i.e. LKunlun Gas. The Transferor agrees to transfer, and The Transferee agrees to take delivery of, the Target Equity in the Target Company.
     In accordance with the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, and other applicable laws and regulations, the Transferor and the Transferee, after negotiations, hereby reach agreement as follows on the acquisition of the Target Equity (as defined hereunder) by the Transferee from the Transferor, for mutual observance:
Article 1 Definitions
1.1	For the purposes of this Agreement, unless the context otherwise specifies, terms in this Agreement shall have the meanings set forth below:

“Huayou Group”	refers to China Huayou Group Corporation;

“Kunlun Gas”	refers to PetroChina Kunlun Gas Company Limited;

“Target Equity”	refers to all the targets contemplated to be transferred under Article 2 of this Agreement;

“Target Companies”	refers to Yongqing Huayou Gas Limited (), Zhuozhou Huayou Gas Limited (), Bazhou Huayou Gas Limited (), Changde Huayou Gas Limited (), Hunan Huayou Gas Distribution Limited (), Hainan Huayou Ganghua Gas Limited () and Zoucheng Huayou Gas Limited ();

“The Transfer”	refers to the transfer of the Target Equity by the Transferor to the Transferee hereunder.

“Valuation Report”	refers to the valuation reports Zhong Qi Hua Ping Bao Zi (2009) No. 031-02, 031-03, 031-04, 031-05, 031-06, 031-07 and 031-08 issued by China Enterprise Appraisal Co., Ltd. on the assets and liabilities in connection with the Target Equity as of the Valuation Date for the purpose of the Transfer contemplated hereunder;

“Open Tender Price”	refers to the open tender price as determined in the Valuation Report;

“Valuation Date”	refers to August 31, 2008;

“Equity Exchange Institution”	refers to the China Beijing Equity Exchange Institution;

“Completion”	refers to the transfer of the Target Equity in accordance with Article 5 hereof;

“Completion Date”	refers to the date as determined by the Parties through negotiations after all the conditions precedent specified in Article 4 hereof have been satisfied;

“PRC” or “China”	the People’s Republic of China and, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan are not included.
Article 2 Target Equity
     The Target Equity refers to 63.11% equity interest in Yongqing Huayou Gas Limited, 89.99% equity interest in Zhuozhou Huayou Gas Limited, 51% equity interest in Bazhou Huayou Gas Limited, 51% equity interest in Changde Huayou Gas Limited, 43.55% equity interest in Hunan Huayou Gas Distribution Limited, 51% equity interest in Hainan Huayou Ganghua Gas Limited and 51% equity interest in Zhoucheng Huayou Gas Limited.

Article 3 Consideration for Transfer of Equity
     Based on the results of the open tender, the Transferor will transfer the subject of the Transfer to the Transferee hereunder at RMB 15,087,700.00 for Yongqing Huayou Gas Limited, RMB 21,029,500.00 for Zhuozhou Huayou Gas Limited, RMB 133,499,600.00 for Bazhou Huayou Gas Limited, RMB 138,230,500.00 for Changde Huayou Gas Limited, RMB 66,094,200.00 for Hunan Huayou Gas Distribution Limited, RMB 26,245,700.00 for Hainan Huayou Ganghua Gas Limited and RMB 8,567,600.00 for Zoucheng Huayou Gas Limited (“Open Tender Prices”), respectively.
Article 4 Conditions Precedent for Delivery of the Target Equity
The Completion of the Transfer hereunder shall be conducted on the Completion Date determined by the parties hereto after all the following conditions of Completion have been satisfied:

4.1	This Agreement has been duly signed by the legal representatives of the Transferor and the Transferee or their respective authorized representative;

4.2	All necessary consents or approvals in connection with this Agreement and the Target Equity have been obtained, including without limitation:
(a)	The Transferor has obtained approval from its internal competent authority on the Transfer of the Target Equity, and has obtained commitment on the waiver of the pre-emptive rights in connection with the associated equity from other shareholders (if any);

(b)	The Transferee has obtained approval from its internal competent authorities for its taking delivery of the Equity from the Transferor;

(c)	All necessary consents have obtained by the Transferors from the creditors and other relevant third parties in respect of the handover of the Target Equity;

(d)	The Valuation Report on which the Transfer consideration is based has been endorsed by the Transferor and the Transferee, and the filing procedures have been completed in respect of such valuation.
4.3	Open tender and/or bidding process in respect of the Transfer hereunder have been completed at the Equity Exchange Institution in accordance with the applicable laws and regulations.

4.4	As at the Completion Date, the Transferor’s representations, warranties and covenants contained herein shall remain true and accurate.
     The parties hereto shall do their utmost to cooperate with each other in a friendly manner with a view to the satisfaction of the all the conditions precedent set forth above as soon as practicable, and make all reasonable efforts to procure the completion of the acquisition contemplated hereunder on or before December 31, 2009.
Article 5 Delivery of the Target Equity
5.1	The Transferee shall pay the consideration to the Transfer in full and in Renminbi to the bank account designated by the Transfer in a lump sum.

5.2	The Transferor shall, on the Completion Date, deliver to the Transferee a contribution certification or a shareholders’ list issued by the Target Companies, and cause and assist with Completion Date to complete the registration for the amendments to the registration of the Target Equity with the competent industrial and commercial authority.

5.3	The Transferor shall, on the Completion Date, deliver to the Transferee or the Target Companies any and all materials regarding the Target Companies in its possession, including without limitation, the assets list, financial statements or files in connection with the Target Companies.

5.4	As from the Completion Date, the Transferee shall obtain the Target Equity and all the derivative interest arising therefrom in accordance with the applicable P.R.C. laws and regulations, and be entitled to and assume the corresponding rights and obligations specified in the applicable laws, regulations and the articles of association of the related companies.
Article 6 Representations, Warranties and Covenants of the Transferor
6.1	The Transferor is an enterprise the title of which is vested with the whole people and which was incorporated and validly subsisting under the PRC laws. The Transferor owns the Target Equity and has the right to transfer the Target Equity in accordance with this Agreement.

6.2	The Transferor guarantees that it has not established, directly or indirectly, any pledge, third party interest or other restrictions upon the Target Equity.

6.3	The execution and performance of this Agreement by the Transferor do not violate any contracts or agreements which are legally binding upon it.

6.4	The execution and performance of this Agreement by the Transferor do not violate any applicable laws or regulations, or the Transferor’s articles of association or other constitutional documents.

6.5	The Transferor undertakes to actively cooperate actively, and procure its Affiliated Entities to cooperate with the Transferee to complete any and all legal or administrative procedures in connection with the Transfer hereunder, including without limitation, amendments to the registration with the competent industrial and commercial authorities and amendments.

6.6	The Transferor hereby makes the following representations, warranties and covenants in connection with the Target Companies as set out in Article 2.1 hereof:
          (a) The Target Companies are incorporated and validly subsisting under the PRC laws and has independent corporate capacity;
          (b) The Target Companies are not in violation of any prevailing P.R.C. laws, regulations and regulatory documents, and have not received any decision on administrative penalties or judgment or ruling from any court or arbitral body, which may have material effect on its production and operation;
          (c) The Target Companies are not exposed to any current or potential material litigations, claims, arbitration, administrative proceedings or other legal proceedings and do not have any contingent liabilities in any other form. The Target Companies have paid in full all the taxes due on or prior to the execution of this Agreement, and guarantees to pay in full all the taxes due as from the execution of this Agreement to the Completion of the transaction hereunder;
          (d) All the financial and operating information in connection with the execution of this Agreement furnished by the Transferor and the Target Companies are true, accurate and complete;
          (e) The Transferor has paid the contribution it subscribed for in connection with the Target Companies.
Article 7 Representations, Warranties and Covenants of the Transferee
7.1	The Transferee is a company limited by shares duly organized, validly existing and in good standing under the laws of the PRC.

7.2	The execution and performance of this Agreement by the Transferee do not violate any contracts or agreements which are legally binding upon the Transferee.

7.4	The execution and performance of this Agreement by the Transferee do not violate any applicable laws or regulations, or the Transferee’s articles of association or other constitutional documents.
Article 8 Taxation
     The taxation fees (including the expenses incurred in connection with the related equity exchanges) covered in the Transfer of Equity shall be respectively assumed by the parties hereto in accordance with the applicable laws and regulations.

Article 9 Event of Default
9.1	After this Agreement takes effect, if either party hereto fails to fulfill the other obligations hereunder in accordance with the provisions hereunder, or any of its representations or warranties is proved to be false, such party shall be deemed to be in default. The defaulting party shall keep the non-defaulting party indemnified for any and all losses the latter suffered as a result of the above defaults.

9.2	After this Agreement takes effect, if the Transferor fails to transfer the Target Equity in accordance with the provisions hereunder, the Transferee shall have the right to cancel this Agreement. In addition, the Transferor shall be liable for keeping the Transferee indemnified for the expenses actually incurred and the losses suffered by the Transferee as a result of the above failure of Transfer, including without limitation, any and all related expenses incurred in connection with the Transferee’s taking delivery of the Target Equity.
Article 10 Confidentiality
     Both parties hereto shall treat any and all details regarding this Agreement and the agreed Equity Transfer, the relationship between the parties hereto and the documents provided as confidential information (the “Confidential Information”). Without the prior written consent of the other party, neither party hereto shall disclose the Confidential Information to any third party other than the signatories hereof; provided however that, the disclosure as required by the related intermediaries, regulatory bodies and under the listing requirements of the place of listing where the Transferee is domiciled for the purpose of this Agreement shall not be subject to such restrictions. This article of Confidentiality shall remain in effect even if this Agreement has been completely performed or terminated for any other reasons.
Article 11 Effectiveness, Amendments, Dissolution, Termination and Transfer of This Agreement
     11.1 Effectiveness
     This Agreement shall come into effect upon the execution by the authorized representatives of the parties hereto on the date set forth at the beginning of this Agreement, and the receipt by the parties hereto of any and all necessary internal authorizations and approvals for the execution and performance hereof.
     11.2 Amendments and Dissolution
     After its execution, neither party hereto shall amend or dissolve this Agreement at its own discretion without the written consent of the other party.
     11.3 Termination

     Upon occurrence of any of the following events, this Agreement shall be terminated prior to Completion, and the Transferee shall have the right to terminate this Agreement unilaterally without assuming any liabilities of default:
          (a) The parties hereto agree to terminate this Agreement after conducting consultations;
          (b) The Transferee found any issue which has adverse effect upon the Target Equity or the Transferee itself;
          (c) Omission, misleading, incompleteness or inaccuracy is found in the representations, warranties and undertakings of the Transferor.
     11.4 Transfer
     Without the written consent of the other party, neither party hereto shall transfer any of its rights and/or obligations hereunder to any third parties.
Article 12 Force Majeure
     If a party has been prevented from performing all or part of its obligations provided in this Agreement because of an event of Force Majeure, including earthquake, typhoon, flood, fire, war and any governmental interference, or change of circumstances, it shall immediately notify the other Party in writing, and shall provide details of the event of Force Majeure or change of circumstances, as well as valid evidence supporting its inability to perform all or part of its obligations hereunder or the reasons for the delayed performance, within seven (7) days following the occurrence of such an event. The parties shall negotiate to terminate this Agreement, partially release or delay the performance of the affected obligations, according to the influence of such an event on the performance of this Agreement.
Article 13 Notices
     13.1 Notices required to be given by any party hereto in accordance with this Agreement shall be in a written form and sent by express delivery, facsimile, electronic mail or telegraph. Any such notice shall be sent to the other party in accordance with its address, and shall contain sufficient statements and/or details indicating the major issues in connection with this Agreement.
     The contact information of the parties hereto is as follows:
     The Transferor:
China Huayou Group Corporation
Address:
Contact:
Tel:

     The Transferee:

Address:
Contact:
Tel:
     13.2 Notices given by way of facsimile, electronic mail or telegraph shall be deemed effectively given on the date of dispatch; unless the other party furnishes proof to the contrary evidencing that it has not received any such notice as a matter of fact.
     13.3 Notices given by way of registered mails shall be deemed effectively given [ ] business days following the dispatch; unless the other party furnishes the proof to the contrary evidencing that it has not received any such notice as a matter of fact.
     13.4 If there are changes in the contact information of either party hereto, it shall give the other party a written notice [ ] days in advance.
Article 14 Governing Law and Dispute Resolution
14.1	The execution, effectiveness, performance, interpretation and implementation as well as any and all issues in connection with this Agreement shall be governed by the laws of the PRC.

14.2	Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the parties.
Article 15 Additional Provisions
15.1	Maintenance of Normal Operation and Management
As from the execution of this Agreement to the Completion Date, the parties hereto agree to maintenance the normal operation and management of the Target Equity. The Transferor guarantees that the Target Companies will not make any substantial adjustments to or dispose its own personnel issues and Equity, nor will it make any adjustments to or dispose the target non-equity Equity or the related personnel issues in violation of the purpose of this Agreement. In the event of any material changes beyond the normal operational activities, the Transferor shall forthwith notify the Transferee in writing of such changes.
15.2	Decision-making and Handover of Operation and Management
Following the Completion Date, the Transferee shall have the right to recommend candidates of members of the board of directors and the supervisors’ committee,

and to participate in decision-making, operation and management of the Target Companies. The Transferor shall do its utmost to provide any and all assistance and handover the relevant materials and documents in its possession.
15.3	Disposal Plan regarding the Creditor’s rights and Debts.
Following the Completion of Transfer hereunder, the creditor’s rights, debts and contingent liabilities of the Target Companies shall continue to be assumed by such Target Companies.
This Agreement shall be executed in fourteen (14) copies, each of which shall have the same legal effect. Each party hereto is to hold four (4) copies and the other copies shall be submitted to the Equity Exchange Institution or the competent authorities for approval or filing purposes.

Signature page of the Equity Transfer Agreement by and between China Huayou Group Corporation and PetroChina Kunlun Gas Company Limited
The Transferor
China Huayou Group Corporation (company seal)
Signed by Legal Representatives or Authorized Representative:
The Transferee:
PetroChina Kunlun Gas Company Limited (company seal)
Signed by Legal Representatives or Authorized Representative:

English Translation of Chinese Original
Supplementation
To
The Equity Transfer Agreement
By and between
China Huayou Group Corporation
And
PetroChina Kunlun Gas Company Limited
May 15, 2009

Supplementation to
The Equity Transfer Agreement
     This Supplementation to the Equity Transfer Agreement (this “Supplementation Agreement”) is entered into this 15th day of May, 2009 in Beijing by and between China Huayou Group Corporation (The “Transferor”), with its business license number being 10000000000237, registered address being at 6 Liupukang Street, Xicheng District, Beijing and its legal representative being Wang Wencang, and PetroChina Kunlun Gas Company Limited (The “Transferee”), with its business license number being 110000003132822, registered address being at Dugezhuang Village East, Renhe Area, Shunyi District, Beijing and its legal representative being Xiang Pingsheng.
     Whereas, the parties hereto have entered into an Equity Transfer Agreement by and between Huayou Group Corporation and PetroChina Kunlun Gas Company Limited (the “Equity Transfer Agreement”) dated May 15, 2009, according to which the Transferor agrees to transfer to the Transferee the target equity as follows (the “Target Equity”):
     63.11% equity interest in Yongqing Huayou Gas Limited (), 89.99% equity interest in Zhuozhou Huayou Gas Limited (), 51% equity interest in Bazhou Huayou Gas Limited (), 51% equity interest in Changde Huayou Gas Limited (), 43.55% equity interest in Hunan Huayou Gas Distribution Limited (), 51% equity interest in Hainan Huayou Ganghua Gas Limited () and 51% equity interest in Zoucheng Huayou Gas Limited ().
     The Transferor and the Transferee, after friendly negotiations, hereby reach agreement as follows on making supplementations to the Equity Transfer Agreement:
Article 1
     According to the Equity Transfer Agreement, the Transferor will transfer the Target Equity to the Transferee at the following consideration: RMB 15,087,700.00 for Yongqing Huayou Gas Limited, RMB 21,029,500.00 for Zhuozhou Huayou Gas Limited, RMB 133,499,600.00 for Bazhou Huayou Gas Limited, RMB 138,230,500.00 for Changde Huayou Gas Limited, RMB 66,094,200.00 for Hunan Huayou Gas Distribution Limited, RMB 26,245,700.00 for Hainan Huayou Ganghua Gas Limited and RMB 8,567,600.00 for Zoucheng Huayou Gas Limited (the “Open Tender Prices”), respectively. The Open Tender Prices were established on the basis of the Valuation Report issued by China Enterprise Appraisal Co., Ltd. on the assets and liabilities in connection with the Target Equity as of the Valuation Date (August 31, 2008) for the purpose of the Transfer contemplated hereunder. With respect to the assumption of the profits and losses following the Valuation Date, the parties hereto engaged Beijing Tianyuan Certified Auditors & Accountants Co., Ltd. to

conduct a supplemented audit on the profits and losses of the Target Companies during the period from the Valuation Date to the Audit Reference Date (April 30, 2009). The parties hereto agreed and confirmed that the net profits and losses accrued from the Valuation Date to the Audit Reference Date corresponding to the Open Tender Prices shall be assumed by the Transferor.
          It was confirmed after the supplemented audit that, the differences between the audited net assets value as of the Audit Reference Date and that as of the Valuation Date for each Target Company (as defined in the Equity Transfer Agreement) were as follows: RMB 1,338,457.08 for Yongqing Huayou Gas Limited, RMB 2,180,183.19 for Zhuozhou Huayou Gas Limited, RMB -9,659,278.74 for Bazhou Huayou Gas Limited, RMB 13,831,377.27 for Changde Huayou Gas Limited, RMB -9,072,944.91 for Hunan Huayou Gas Distribution Limited, RMB -3,468,451.05 for Hainan Huayou Ganghua Gas Limited and RMB 5,445,647.26 for Zoucheng Huayou Gas Limited.
          The dividends which are due to be paid by Bazhou Huayou Gas Limited to Huayou Group shall be implemented in accordance with the board resolutions passed at the seventh meeting of the first session of the board of directors.
          The total consideration which are to be paid for the acquisition of the Target Equity are as follows: RMB 16,426,157.08 for Yongqing Huayou Gas Limited, RMB 23,209,683.19 for Zhuozhou Huayou Gas Limited, RMB 123,840,321.26 for Bazhou Huayou Gas Limited, RMB 152,061,877.27 for Changde Huayou Gas Limited, RMB 57,021,255.09 for Hunan Huayou Gas Distribution Limited, RMB 22,777,248.95 for Hainan Huayou Ganghua Gas Limited and RMB 14,013,247.26 for Zoucheng Huayou Gas Limited.
Article 2
     The Transferor agrees to pay the decreased net assets amount in terms of net assets as established during the supplemented audit in a lump sum in full to the bank account designated by the Transferee within 5 business days after this Supplementation Agreement takes effect.
Article 3
     In the event of any inconsistency between this Supplementation Agreement and the Equity Transfer Agreement, this Supplementation Agreement shall prevail. Other issues not agreed upon hereunder shall be governed by the Equity Transfer Agreement.
Article 4
     Any amendments and interpretation to this Agreement shall not take effect unless the parties hereto have reached a supplementation agreement in writing following their consultations with each other.
Article 5
     This Supplementation Agreement shall be executed in ten (10) copies, each of which shall have the same legal effect. Each party hereto is to hold five (5) copies.
Article 6
     This Supplementation Agreement shall take effect upon its execution by the authorized representatives of the parties hereto on the date first written above.

Signature page of the Supplementation Agreement by and between China Huayou Group Corporation and PetroChina Kunlun Gas Company Limited
The Transferor
China Huayou Group Corporation (company seal)
Signed by Legal Representatives or Authorized Representative:
The Transferee:
PetroChina Kunlun Gas Company Limited (company seal)
Signed by Legal Representatives or Authorized Representative:

English Translation of Chinese Original
Assets Transfer Agreement
By and between
China Huayou Group Corporation
And
PetroChina Kunlun Gas Limited
May 15, 2009

Assets Transfer Agreement
     This Assets Transfer Agreement is entered into this 15th day of May, 2009 in Beijing by and between China Huayou Group Corporation (the “Transferor”), with its business license number being 10000000000237, registered address being at 6 Liupukang Street, Xicheng District, Beijing, and legal representative being Wang Wencang, and PetroChina Kunlun Gas Limited (the “Transferee”), with its business license number being 110000003132822, registered address being at Dugezhuang Village East, Renhe Section, Shunyi District, Beijing and legal representative being Xiang Pingsheng.
     Whereas,
(i)	the Transferor is an enterprise owned by the whole people incorporated on December 10, 1998;

(ii)	the Transferee is a limited liability company established under the laws of the PRC on July 27, 2001; and

(iii)	the Transferor agrees to transfer to the Transferee, and the Transferee agrees to acquire from the Transferor, the Target Assets legally owned by the Transferor, subject to the terms and conditions of this Agreement.
     In accordance with the Contract Law of the People’s Republic of China, the Company Law of the People’s Republic of China and other applicable laws and regulations, the Transferor and the Transferee, after friendly negotiations, hereby reach agreement as follows on the acquisition of the Target Assets by the Transferee from the Transferor, for mutual observance:
Article 1 Definitions

“Huayou Group”	refers to China Huayou Group Corporation;

“Kunlun Gas”	Refers to (PetroChina Kunlun Gas Limited);

“Target Assets”	refers to all the targets in the Transfer as specified in Article 2 hereof;

“Transfer”	refers to the transfer of the Target Assets by the Transferor to the Transferee hereunder;

“Appraisal Report”	refers to the Assets Appraisal Report (Zhong Qi Hua Ping Bao Zi (2009) No. 031-01) with respect to the assets and liabilities of the Target Assets as at the Appraisal Reference Date issued by China Enterprise Appraisal Co., Ltd. for the purpose of the Transfer;

“Supplemental Audit”	refers to the audit conducted by Beijing Tianyuanquan Certified Public Accountants Ltd. for the purposes of the Transfer with respect to the profit and loss of the target company during the period from the Appraisal Reference Date to the Audit Reference Date;

“Appraisal Reference Date”	refers to August 31, 2008;

“Audit Reference Date”	refers to April 30, 2009;

“Completion”	refers to the conveyance of the Target Assets as contemplated under Article 5 hereof;

“Completion Date”	refers to the date determined by the parties on which the Completion shall occur after the satisfaction of all the preconditions to the Completion as set forth in Article 4 hereof;

“PRC” or “China”	the People’s Republic of China
Article 2 Target Assets
     The Target Assets consist of the city gas business-related assets owned by the Gas Business Unit of the Transferor and any and all the assets, liabilities and equity associated therewith, as set forth in detail in Exhibit 1 hereto.
Article 3 Consideration for Transfer of Target Assets
     The parties hereto agree and acknowledge that the consideration for the Transfer of the Target Assets hereunder shall be RMB 417,600.00 (the “Consideration”), as determined based on the asset valuation results filed with the State-owned Assets Supervision and Administration Commission or an authorized branch thereof.
Article 4 Conditions Precedent to Completion
4.1	The Completion hereunder shall occur on the Completion Date determined by the parties hereto after all the following conditions have been satisfied:

4.1.1	This Agreement has been duly signed by the legal representative of each of the Transferor and the Transferee or his/her respective authorized representative;

4.1.2	All necessary consents or approvals in connection with this Agreement and the Target Assets have been obtained, including without limitation:

(a)	The Transferor has obtained the approval to the Transfer from its internal governing bodies;

(b)	The Transferee has obtained the approval to the Transfer from its internal governing bodies;

(c)	The Transferor has obtained all the required consents to the Transfer of the city gas business assets from any and all its creditors and any other relevant third parties;

(d)	The valuation report on which the Consideration is based has been confirmed by the Transferor and the Transferee and have been duly filed with the SASAC;
4.1.3	As at the Completion Date, the Transferor’s representations, warranties and covenants contained herein shall remain true and accurate.
     4.2. The parties hereto shall use their reasonable efforts to ensure that all the conditions precedent set forth above will be satisfied as soon as practicable and shall use their reasonable efforts to procure the Completion will occur on or before 31 December 2009.
Article 5 Completion
5.1	The Transferor shall, within a reasonable period, actively procure the fulfillment of all the Completion conditions specified in Article 4 hereof (other than Section 4.1.2(b)), give a notice to the Transferee in writing requesting Completion to be conducted and furnish copies of the documents/evidence indicating fulfillment of the Completion preconditions and the proposed Completion Date.

5.2	The Transferee shall issue a letter in writing to the Transferor indicating its agreement to the Completion within five (5) business days following its receipt of the notice referred to in Section 5.1, and furnish to the Transferor copies of the documents/evidencing indicating fulfillment of the Completion preconditions as set forth in Section 4.1.2(b).

5.3	At the Completion Date, the Transferor shall deliver to the Transferee:
5.3.1 city gas business assets, and any and all the certificates, deeds, operating licenses, and title documents or instruments evidencing that all the interest in the ownership of and operating rights to the city gas business assets shall be fully vested in the Transferor;
5.3.2 any and all the required third party consents necessary for the delivery of the city gas business assets, including but not limited to, consents from relevant creditors and approvals from relevant governmental authorities.

5.4	Within five (5) business days following the execution of this Agreement, the Transferee shall pay the Consideration in a lump sum to the Transferor in full in RMB to a bank account designated by the Transferee.

5.5	As from the Completion Date, the Transferee shall obtain the Target Assets and all the derivative interest arising therefrom in accordance with the applicable PRC laws, and shall assume the rights and obligations under applicable laws and regulations and the articles of association of the relevant companies.
Article 6 Alteration Registration Procedures for Target Assets
     The parties hereto agree to complete the alteration registration for the Target Assets as soon as practicable after the Completion Date. The Transferor shall be obliged to render its cooperation in and support to the Transferee’s re-application for the issuance of the certificates of operating qualification or any other relevant qualifications, certificates or documents in connection with the relevant assets, and assist the Transferee to complete the registration for the transfer of the Target Assets as soon as practicable
Article 7 Representations, Warranties and Covenants of the Transferor
7.1	The Transferor is an enterprise owned by the whole people duly established and validly existing under the laws of the PRC. The Transferor legally owns the Target Assets and has the right to transfer the Target Assets to the Transferee in accordance with this Agreement.

7.2	The Transferor hereby warrants that there does not exist any encumbrance or any other right restriction directly or indirectly created over the Target Assets, and the Target Assets are not subject to any material action, claim, arbitration, administrative procedures or any other contingent liabilities in any other form, whether known or threatened.

7.3	The execution and performance of this Agreement by the Transferor do not violate any contracts or agreements which are legally binding upon it.

7.4	The execution and performance of this Agreement by the Transferor do not violate any applicable laws or regulations, or the Transferor’s articles of association or other constitutional documents.

7.5	The Transferor hereby warrants that after the Audit Reference Date it will not dispose of or adjust the Target Assets in a manner not consistent with the purpose of this Agreement. The Transferor shall promptly notify the Transferee in writing of any material change to the Target Assets other than in the ordinary course of business.

7.6	The Transferor undertakes to actively cooperate actively, and procure its Gas Business Unit to cooperate with the Transferee to complete any and all legal or administrative procedures in connection with the Transfer hereunder, including without limitation, the procedures for assets title transfer registration or alteration registration.
Article 8 Representations, Warranties and Covenants of the Transferee
8.1	The Transferee is a limited liability company duly established and validly existing under PRC laws.

8.2	The execution and performance of this Agreement by the Transferee do not violate any contracts or agreements which are legally binding upon the Transferee.

8.3	The execution and performance of this Agreement by the Transferee do not violate applicable laws or regulations or its articles of association or any other constitutional documents.
Article 9 Taxation
     Any and all the taxes and charges imposed in connection with the Transfer shall be solely paid by the party incurring the same in accordance with applicable laws.
Article 10 Event of Default
11.1	After this Agreement takes effect, if either party hereto fails to fulfill the other obligations hereunder in accordance with the provisions hereunder, or any of its representations or warranties is proved to be false, such party shall be deemed to be in default. The defaulting party shall indemnify the non-defaulting party against any and all the losses suffered by the non-defaulting party as a result of the above defaults.

11.2	After this Agreement takes effect, if the Transferor fails to transfer the Target Assets in accordance with the provisions hereunder, the Transferee shall have the right to cancel this Agreement. In such case, the Transferor shall indemnify the Transferee against any and all the losses actually suffered by the Transferee, including without limitation, any and all related expenses incurred by the Transferee in connection with the transfer of the Target Assets.
Article 12 Confidentiality
     Both parties hereto shall treat any and all details regarding this Agreement and the agreed assets Transfer, the relationship between the parties hereto and the documents provided as confidential information (the “Confidential Information”). Without the prior written consent of the other party, neither party hereto may disclose the Confidential Information to any third party, except for any disclosure made to the relevant professional advisors or regulatory authorities or required by the rules of the stock exchange on which the Transferee is listed. This Article shall survive the expiration or any termination of this Agreement.
Article 12 Effectiveness, Amendment, Cancellation, Termination and Assignment
12.1	Effectiveness

     This Agreement shall come into effect upon the execution by the authorized representatives of both parties hereto on the date first written above.
     12.2 Amendment and Cancellation
     After execution, this Agreement may not be amended or cancelled by either party hereto without written consent of the other party.
     12.3 Termination
     This Agreement may be terminated prior to Completion, if
          (a) the parties hereto reach an agreement on the termination of this Agreement; or
          (b) the Transferee discovers any issue that has an adverse effect on the Target Assets or the Transferee itself, or any omission, or misleading, incomplete or inaccurate statement in any of the representations, warranties or covenants of the Transferor, in such case, the Transferee is entitled to terminate this Agreement at its sole discretion without any liabilities for breach of contract.
     12.4 Assignment
     Without written consent of the other party, either party hereto may not assign any of its rights or obligations hereunder to any third party.
Article 13 Force Majeure
     If either party is rendered unable to perform this Agreement in whole or in part as a result of the occurrence of an event of force majeure, including an earthquake, typhoon, flood, fire, war and any governmental interference, or a change of circumstances, it shall immediately notify the other party hereto in writing, and shall provide details of the event of force majeure or change of circumstances, as well as valid evidence supporting its inability to perform this Agreement in whole or in part or the reasons for the delayed performance, within seven (7) days following the occurrence of such event. The parties shall negotiate whether to terminate this Agreement, partially release or delay the performance of the affected obligations, according to the degree of the impact of such event on the performance of this Agreement.
Article 14 Notices
     14.1 Notices required to be given by either party hereto under this Agreement shall be in written form and given by fax, email, personal delivery or mail. Any such notice shall be sent to the other party at its contact address, and shall contain sufficient statements and/or details indicating its subject matter relating to this Agreement.
     The contact information of the parties hereto is as follows:
     The Transferor:

China Huayou Group Corporation
Address: 21/F, Celebrity Plaza, 101 Anli Road, Chaoyang District Beijing
Attention: Li Junfeng
Tel: 010-84836864
Fax: 010-84836852
The Transferee:
PetroChina Kunlun Gas Limited
Address: 5/F, Tower C, Grand Place, 5 Huizhong Road, Olympic Sports Center, Chaoyang District, Beijing
Attention: Hu Yuxiang
Tel: 010-51238263
Fax: 010-51238255
     14.2 Notices given by fax, email or personal delivery shall be deemed effectively given on the date of dispatch; unless the other party furnishes proof to the contrary evidencing that it has not received any such notice as a matter of fact.
     14.3 Notices given by registered mail shall be deemed effectively given five (5) business days following the dispatch; unless the other party furnishes the proof to the contrary evidencing that it has not received any such notice as a matter of fact.
     14.4 If there are changes in the contact information of either party hereto, it shall give the other party a written notice five (5) business days in advance.
Article 15 Governing Law and Dispute Resolution
15.1	The execution, effectiveness, performance, interpretation and enforcement of this Agreement as well as any and all issues in connection with this Agreement shall be governed by the laws of the PRC.

15.2	Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the parties hereto.
          This Agreement shall be executed in ten (10) counterparts with equal legal force, with each party to hold five (5).

Signature page of the Assets Transfer Agreement by and between China Huayou Group Corporation and PetroChina Kunlun Gas Limited
The Transferor
China Huayou Group Corporation (company seal)
Signed by Legal Representatives or Authorized Representative:
The Transferee:
PetroChina Kunlun Gas Company Limited (company seal)
Signed by Legal Representatives or Authorized Representative:

Exhibit 1
Scope of City Gas Business-Related Assets
     The city gas business-related assets to be transferred hereunder consist of the city gas business-related assets owned by the Gas Business Unit of the Transferor and any and all the assets, liabilities and equity associated therewith, which specially include
As at August 31, 2008

				Net Value
			Date of	(in RMB
Description	Specifications	Quantity	Acquisition	yuan)
Car	Jetta FV7160	1	Jan. 2006	85367.8
Car	Audi A6L2.4AT	1	Feb. 2003	93190.82
Notepad computer	SonyPCG-6C3P	2	Aug. 2004	537.60
Projector	sony VPL-X71	1	May 2005	4972.73
Notepad computer	SONY PCG-6C3P	1	May 2005	3389.41
Desktop (Lenovo)	Lenovo E6000	2	May 2005	5242.69
DV duplicator, scanner	HPScanjet8200	1	May 2005	1808.46
Desktop	HP DC7600	4	Jun. 2006	18983.92
Notepad computer	Lenovo 100A	1	Jun. 2006	6195.04
HP Pavilion	HP G3218CX	2	Dec. 2007	10398.76
Color printer	HP 4700DN	1	May 2008	21564.58
Black and white printer	HP 5200	1	May 2008	8821.87
Fax machine	Cannon L388	1	Dec. 2003	75.23
Digital camera	sonyT1	1	Aug. 2004	934.04
Photocopier	e-Studio358	1	Aug. 2004	6325.06